Exhibit 1.1

$400,000,000

KILROY REALTY, L.P., AS ISSUER

KILROY REALTY CORPORATION, AS GUARANTOR

4.25% Senior Notes due 2029

UNDERWRITING AGREEMENT

dated July 30, 2014

Wells Fargo Securities, LLC

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

Underwriting Agreement

July 30, 2014

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

Ladies and Gentlemen:

Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) and majority owned subsidiary of Kilroy Realty Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), $400,000,000 aggregate principal amount of the Operating Partnership’s 4.25% Senior Notes due 2029 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of March 1, 2011 (the “Base Indenture”) among the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by a Supplemental Indenture dated as of July 5, 2011 (the “Supplemental Indenture”) among the Operating Partnership, the Company and the Trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter called the “Indenture”). Wells Fargo Securities, LLC (“Wells Fargo”), Barclays Capital Inc. (“Barclays”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters and Representatives. The terms Representatives and Underwriters shall mean either the singular or the plural as the context requires.

References in this Agreement to “subsidiaries” of the Company shall include, without limitation, the Operating Partnership.

The Company and the Operating Partnership hereby confirm their respective agreements with the several Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to, and covenant with, each Underwriter as follows:

(a) The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333- 191524 and 333- 191524-01), and a related base prospectus dated October 2, 2013 (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus (as defined below), including, but not limited to, the preliminary prospectus supplement contained in the Pre-Pricing Prospectus (as defined below), is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement dated July 30, 2014 relating to the Securities (the “Prospectus Supplement”), together with the Base Prospectus, that are first filed pursuant to Rule 424(b) after the time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). The term “Pre-Pricing Prospectus” shall mean the preliminary prospectus supplement dated July 30, 2014 relating to the Securities (the “ Preliminary Prospectus Supplement”), together with the Base Prospectus, filed pursuant to Rule 424(b). Any reference herein to the Registration Statement, any preliminary prospectus (including, but not limited to, the Pre-Pricing Prospectus), the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus (including, without limitation, the Pre-Pricing Prospectus) or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or the Prospectus, as the case may be, or, in the case of the Registration Statement, after the date of this Agreement, under the Exchange Act and incorporated by reference in such preliminary prospectus, the Prospectus or the Registration Statement, as the case may be, and shall also be deemed to refer to and include any annual report of the Company or the Operating Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. As used herein, the term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”) relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a road show that is a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

(b) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act and there are no outstanding requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness (including, without limitation, each “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act) and at the date hereof, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) and at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c) Documents Incorporated by Reference. The documents incorporated by reference in each of the Disclosure Package (as defined below) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. Any documents to be filed and incorporated by reference in the Prospectus or any further amendment or supplement to any documents previously filed and incorporated by reference, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. None of such documents did or will, as the case may be, as of its respective filing or effective date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pre-Pricing Prospectus, (ii) the Issuer Free Writing Prospectus or Issuer Free Writing Prospectuses, if any, identified in Schedule B hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 2:55 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), neither (x) the Disclosure Package nor (y) any individual Issuer Free Writing Prospectus that is not part of the Disclosure Package, when considered together with the Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus that is not part of the Disclosure Package made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof.

(e) Company is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date did not and, unless superseded by a subsequent Issuer Free Writing Prospectus, as of the date of this Agreement, does not include any information that conflicted or conflicts with the information contained in the Registration Statement. If at any time following the date of this Agreement, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Company and the Operating Partnership will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The first two sentences of this paragraph do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof. The information in Schedule C hereto has been included in an Issuer Free Writing Prospectus identified in Schedule B hereto.

(g) Accuracy of Statements in Prospectus. The statements in:

(i) the Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities and Related Guarantees,” “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.,” and “Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws” and “Underwriting (conflicts of interest)”;

(ii) the Disclosure Package and the Prospectus under the heading United States Federal Income Tax Considerations,” as supplemented by the statements in Exhibit 99.1 to the Company’s and the Operating Partnership’s Current Report on Form 8-K filed on July 30, 2014; and

(iii) the Company’s and the Operating Partnership’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013 under the captions (a) “Risk Factors – Risks Related to our Organizational Structure – Our common limited partners have limited approval rights, which may prevent us from completing a change of control transaction that may be in the best interests of all our security holders,” (b) “Risk Factors – Risks Related to our Organizational Structure – In certain circumstances, our limited partners must approve our dissolution and the disposition of properties contributed by the limited partners,” (c) “Risk Factors – Risks Related to our Organizational Structure – There are restrictions on the ownership of the capital stock of the Company, which limit the opportunities for a change of control at a premium to existing security holders” and (d) “Risk Factors – Risks Related to our Organizational Structure – The Company’s charter contains provisions that may delay, deter or prevent a change of control transaction”.

insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(h) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pre-Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or identified in Schedule B hereto or the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(j) Due Authorization. Each of the Company and the Operating Partnership, as applicable, has full right, power and authority to execute and deliver this Agreement, the Securities, the guarantees endorsed on the Securities (the “Guarantees”), the Base Indenture and the Supplemental Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Operating Partnership, and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of, each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the Indenture has been duly qualified under the Trust Indenture Act.

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Operating Partnership and, when duly authenticated, issued and delivered to the Underwriters as provided in the Indenture and paid for as provided herein, will have been duly executed and delivered by, and will constitute valid and legally binding obligations of, the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantees have been duly authorized by the Company and, when the Securities are duly executed, authenticated, issued and delivered to the Underwriters as provided in the Indenture and paid for as provided herein, the Guarantees will have been duly executed and delivered by, and will constitute valid and legally binding obligations of, the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(n) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, or the issuance or sale of the Securities by the Operating Partnership or the Guarantees by the Company.

(o) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement, included in the offering contemplated by this Agreement, or otherwise registered by the Company or the Operating Partnership under the Securities Act.

(p) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, other than debt incurred in the ordinary course of business; and (iii) except for regular quarterly dividends on the Company’s common stock, par value $0.01 per share (“Common Stock”), in amounts consistent with past practice, and dividends on the Company’s 6.875% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, and 6.375% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, in amounts required pursuant to the terms thereof, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(q) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and the Operating Partnership as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(r) Preparation of the Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and of the Operating Partnership and its consolidated subsidiaries as of and at the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus. The financial data under the captions or sub-captions, as the case may be, “Selected Financial Data” contained in documents incorporated by reference in the Prospectus is presented in accordance with Item 301 of Regulation S-K and derived from the Company’s and the Operating Partnership’s audited and unaudited, as applicable, financial statements contained or incorporated by reference in the Registration Statement or in annual reports on Form 10-K and Form 10-K/A, quarterly reports on Form 10-Q and, if applicable, current reports on Form 8-K filed by the Company and, if applicable, the Operating Partnership with the Commission. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and any pro forma financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been derived therefrom. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the Operating Partnership, to enter into and perform its obligations under the applicable Transaction Documents. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding limited and general partnership interests of each subsidiary of the Company that is a limited partnership and all of the issued and outstanding limited liability company interests (or other similar interests) of each subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except for general partnership interests) nonassessable and, except as may be described in the following sentence, are owned by the Company, directly or through subsidiaries, free and clear of any Lien (as defined below). Without limiting the generality of the foregoing (i) as of the date of this Agreement, the Company is, and, as of the Closing Date, the Company will be, the sole general partner (the “General Partner”) of the Operating Partnership, and as of the date of this Agreement, the Company does, and, as of the Closing Date, the Company will, subject to the redemption of common units of limited partnership interest of the Operating Partnership (the “Common Units”) in exchange for shares of Common Stock pursuant to the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership and any amendments, restatements or supplements thereto whether before or after the date of this Agreement (as so amended, restated and supplemented, if applicable, the “Partnership Agreement”), own 97.9% of the Common Units and (ii) as of the date of this Agreement, KR Redwood City Member, LLC is, and, as of the Closing Date, KR Redwood City Member, LLC will be, the managing member of Redwood City Partners, LLC, a Delaware limited liability company, and, as of the date of this Agreement, KR Redwood City Member, LLC does, and, as of the Closing Date and at any Subsequent Closing Date, KR Redwood City Member, LLC will, own a 93% interest in Redwood City Partners, LLC. Other than as set forth in the immediately preceding sentence, the Company owns, directly or indirectly, all of the capital stock, partnership interests or limited liability company interests in each corporation, partnership or limited liability company listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013. Other than as set forth in the next sentence, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013. Without limiting the generality of the foregoing and in addition to the corporations, partnerships and limited liability companies referenced in the immediately preceding sentence, (i) as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date, the Operating Partnership will, own a 100% interest in KR Academy, LLC, a Delaware limited liability company, (ii) as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date, the Operating Partnership will, own a 100% interest in KR 401 Terry, LLC, a Delaware limited liability company, (iii) as of the date of this Agreement, the Operating Partnership does, and, as of the Closing Date, the Operating Partnership will, own a 100% interest in KR CFM, LLC, a Delaware limited liability company, (iv) as of the date of this Agreement, the Company does, and, as of the Closing Date, the Company will, own a 100% interest in KR SFFGA, LLC, a Delaware limited liability company, and (v) as of the date of this Agreement, the Company does, and, as of the Closing Date, the Company will, own a 100% of the capital stock of KR CFM, Inc., a California corporation.

(t) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company as of June 30, 2014 was as set forth in the line items appearing under the caption “Stockholders’ Equity” in the Company’s unaudited consolidated balance sheet as of June 30, 2014 appearing in the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, and, since June 30, 2014, the Company has not issued, repurchased or cancelled any capital stock (other than subsequent issuances or share repurchases or cancellations, if any, (i) described in the Disclosure Package and the Prospectus, (ii) pursuant to any underwritten public offerings or any employee benefit plans or dividend reinvestment plans described in the Disclosure Package and the Prospectus, (iii) upon exercise of outstanding options issued pursuant to employee benefit plans described in the Disclosure Package and the Prospectus, or (iv) upon the redemption of Common

Units pursuant to the Partnership Agreement). The Common Stock conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of the common units of partnership interest of the Operating Partnership. All of the issued and outstanding shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Preferred Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than such as may have been issued under employee benefit plans that are accurately described in the Disclosure Package and the Prospectus or otherwise as accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the terms and conditions of such plans, arrangements, options and rights in all material respects.

(u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or bylaws, limited partnership agreement, limited liability company agreement or similar organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s and the Operating Partnership’s execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate and partnership action and will not result in any Default under the charter or bylaws or other organizational documents (including, without limitation, the Partnership Agreement) of the Company or any subsidiary of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Liens, consents or violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated by the Transaction Documents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and the Operating Partnership’s execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company or the Operating Partnership and are in full force and effect under the Securities Act, the Exchange Act or the Trust Indenture Act, as the case may be, and such as may be required under applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”).

(v) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened (i) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company, the Operating Partnership or any of their respective subsidiaries or, to the best of the Company’s and the Operating Partnership’s knowledge, any of their respective officers or directors, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, or any officer or director of, or property owned or leased by, the Company, the Operating Partnership or any of their respective subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(w) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s and the Operating Partnership’s knowledge, is threatened or imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(x) Intellectual Property Rights. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted.

(y) All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current licenses, certificates, authorizations or permits (collectively, the

“Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for such Permits where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(z) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements of the Company and its consolidated subsidiaries referred to above in the paragraph of this Section 1 captioned “Preparation of the Financial Statements” or acquired subsequent to the period covered by such financial statements, in each case free and clear of any Liens and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any such subsidiary. To the best of the Company’s and the Operating Partnership’s knowledge, the real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any such subsidiary. All Liens on or affecting any of the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein. Each of the properties owned by the Company and its subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent described in the Disclosure Package and the Prospectus and except for such failures to comply as would not result in a Material Adverse Effect; the Company and the Operating Partnership have no knowledge of any pending or threatened condemnation or zoning change that could reasonably be expected to materially adversely affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company and its subsidiaries; and the Company and the Operating Partnership have no knowledge of any pending or threatened proceeding or action that will in any manner materially adversely affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

(aa) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and except to the extent a failure to so file or pay would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made provisions in accordance with generally accepted accounting principles (to the extent so required) in the applicable financial statements of the Company and its consolidated subsidiaries referred to above in the paragraph of this Section 1 captioned “Preparation of the Financial Statements” in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(bb) Company Not an “Investment Company.” Each of the Company and the Operating Partnership has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor the Operating Partnership is, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, neither the Company, the Operating Partnership nor any other subsidiary of the Company will be, an “investment company” within the meaning of the Investment Company Act.

(cc) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. All policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for where the failure to obtain such insurance coverage would reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that it or any such subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(dd) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus or to the extent such limitation would not impair the Company’s ability to maintain its status as a real estate investment trust under the Code (as defined below).

(ee) No Price Stabilization or Manipulation. Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(ff) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, the Operating Partnership or any other subsidiary of the Company or any other person required to be described in the Disclosure Package or the Prospectus that have not been described as required.

(gg) Internal Controls and Procedures. The Company and the Operating Partnership maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(jj) No Conflict with Money Laundering Laws. To the best of the Company’s and the Operating Partnership’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(kk) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company or any of its subsidiaries will directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Compliance with Environmental Laws. Except as disclosed or incorporated by reference in the Disclosure Package and the Prospectus: (i) each property owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such property, except for Hazardous Substances that would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries have not caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any property owned or leased by the Company or any of its subsidiaries, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any such property that could result in the incurrence of liabilities by the Company or any of its subsidiaries or any violations by the Company or any of its subsidiaries of any Environmental Law applicable to such property, give rise to the imposition of any Lien under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company or any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and its subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law applicable to such property or under common law pertaining to Hazardous Substances on or originating from such property, except for any such claims which would not have a Material Adverse Effect; (iv) neither the Company or any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any tenant of any of the properties owned or leased by the Company and its subsidiaries has received any written notice from any governmental authority claiming any violation of any Environmental Law applicable to such property that is uncured or unremediated as of the date hereof, except for any such violations which would not have a Material Adverse Effect; (v) no property owned or leased by the Company and its subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), nor has the Company or any of its subsidiaries received any written notice from the

EPA or any other governmental authority proposing the inclusion of any such property on such list; (vi) the Company and its subsidiaries and, to the knowledge of the Company and the Operating Partnership, each tenant at any of the properties owned or leased by the Company and its subsidiaries (a) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (b) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect; and (vii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

As used herein: “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Lien” shall mean, with respect to any securities, assets or other property owned or leased by the Company or any of its subsidiaries, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such securities, assets or other property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

Except as disclosed or incorporated by reference in each of the Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(mm) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its affiliates that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its affiliates that could have a Material Adverse Effect. None of the following events has occurred or, to the knowledge of the Company and the Operating Partnership, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its affiliates may have any liability.

(nn) Sarbanes-Oxley Compliance. The Company and the Operating Partnership and all of their respective directors or officers, in their capacities as such, have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(pp) Statistical and Market Related Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused either the Company or the Operating Partnership to believe that the statistical and market-related data included or incorporated by reference in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) REIT Status. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ended December 31, 1997. The Company has filed an election to be taxable as REIT for its taxable year ended December 31, 1997, and such election has not been terminated. The Company’s proposed method of operation will permit it to continue to meet the requirements for taxation as a REIT under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code.

(rr) No Subsidiary Guarantees. No subsidiary of the Company or the Operating Partnership has provided or has agreed (whether or not subject to conditions) to provide any guarantee or similar obligation in respect of any bonds, notes, debentures, other indebtedness, guarantee or capital or other lease obligations of the Operating Partnership.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters after the date of this Agreement and prior to or on the Closing Date or in connection with the delivery and sale of the Securities shall be deemed a joint and several representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Operating Partnership agrees to issue and sell to the several Underwriters the Securities upon the terms herein set forth and the Company agrees to guarantee the Securities as provided in the Indenture. Each Underwriter, on the basis of the representations, warranties and agreements herein contained and upon the terms but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amount of Securities set forth opposite such Underwriter’s name on Schedule A at a purchase price equal to 98.132% of the principal amount thereof.

(b) The Closing Date. Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP, 555 California Street, San Francisco, California 94104 (or such other place as may be agreed to by the Company, the Operating Partnership and the Representatives) at 9:00 a.m. New York time, on August 6, 2014, or such other time and date not later than 1:30 p.m. New York time, on August 20, 2014, as the Representatives shall designate by notice to the Company and the Operating Partnership (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Securities. The Representatives hereby advise the Company and the Operating Partnership that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Operating Partnership.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase. Each of Wells Fargo, Barclays, BofA Merrill Lynch and J.P. Morgan, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Securities. Delivery of one or more global certificates (collectively, the “Global Note”) representing the Securities shall be made to The Depository Trust Company (“DTC”) or its nominee or to the Trustee, acting as custodian for DTC, as applicable. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(f) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by any Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report or amendments to any report filed under the Exchange Act), the Company and the Operating Partnership shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company and the Operating Partnership shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company and the Operating Partnership shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration

Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing, suspending or terminating the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of the threatening or initiation of any proceedings for any of such purposes. The Company and the Operating Partnership shall use their best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company and the Operating Partnership will use their best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use their best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company and the Operating Partnership agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use their reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company and the Operating Partnership will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Trust Indenture Act Compliance. The Company and the Operating Partnership will comply with the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Disclosure Package and the Prospectus.

(e) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise reasonably necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company and the Operating Partnership agree to (i) notify the Representatives of any such event or condition and (ii) (subject to Section 3(a) and 3(f) hereof) promptly prepare, file with the Commission and use their best efforts to have declared effective any amendment to the Registration Statement or any new registration statement, and furnish at their own expense to the Underwriters amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the

Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(f) Permitted Free Writing Prospectuses. The Company and the Operating Partnership represent that they have not made, and agree that, unless they obtain the prior written consent of the Representatives, they will not make, any offer relating to the Securities that constitutes or would constitute an issuer free writing prospectus (as defined in Rule 433(h) of the Securities Act) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company or the Operating Partnership with the Commission or retained by the Company or the Operating Partnership under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of each Issuer Free Writing Prospectus referred to in Schedule B hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Operating Partnership agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus (as defined in Rule 433(h) of the Securities Act), and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g) Copies of the Prospectus, any Amendments and Supplements and the Disclosure Package. The Company and the Operating Partnership agree to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Disclosure Package as the Representatives may reasonably request.

(h) Copies of the Registration Statement and the Prospectus. The Company and the Operating Partnership will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(i) Blue Sky Compliance. The Company and the Operating Partnership shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities and the Guarantees for offer and sale under (or obtain exemptions from the application of) the securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and the Guarantees; provided that the Company and the Operating Partnership shall not be required to qualify as a foreign corporation or foreign partnership or to take any action that would subject them to general service of process in any such jurisdiction where they are not presently qualified or where they would be subject to taxation as a foreign corporation or foreign partnership, in any such jurisdiction where they are not now so subject. The Company and the Operating Partnership will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities and the Guarantees for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Operating Partnership shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company and the Operating Partnership will apply the net proceeds from the sale of the Securities as described in each of the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(k) DTC. The Company and the Operating Partnership will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) Earnings Statement. As soon as reasonably practicable, each of the Company and the Operating Partnership will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2015 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m) Filing Fees. The Company and the Operating Partnership agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(n) [Reserved]

(o) Clear Market. During the period from and including the date hereof through and including the Closing Date, the Company and the Operating Partnership will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, issue, sell, offer, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Operating Partnership and having a tenor of more than one year or any securities convertible into or exchangeable or exercisable for any such debt securities (except for the Securities sold to the Underwriters pursuant to this Agreement and the Guarantees).

(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company and the Operating Partnership will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their best efforts to cause their respective directors and officers, as applicable, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) [Reserved]

(r) Investment Limitation. The Company and the Operating Partnership shall not invest or otherwise use the proceeds received by the Operating Partnership from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s) No Stabilization. Neither the Company nor the Operating Partnership has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Operating Partnership to facilitate the sale or resale of the Securities and neither will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Operating Partnership of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Operating Partnership, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their respective obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), (iii) all issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities and Guarantees to the Underwriters, (iv) all fees and expenses of the Company’s and the Operating Partnership’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement and the other Transaction Documents, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any of the Securities and Guarantees for offer and sale under the state securities or blue sky laws and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Securities, if any, or the reasonable fees and expenses of counsel for the Underwriters’ in connection with such counsel’s determination that a filing with FINRA is not required in connection with the offering of the Securities, (viii) all fees charged by rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC, (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Securities, except that the Company and the Operating Partnership (jointly and severally), on the one hand, and the Underwriters, on the other hand, will each pay 50% of the cost of privately chartered airplanes used for such purposes and (x) all other fees, costs and expenses referred to in or contemplated by Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter or letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company, the Operating Partnership and certain financial information regarding the Company and the Operating Partnership contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus and any amendments or supplements thereto.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and through the Closing Date:

(i) the Company and the Operating Partnership shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act (without giving effect to Rule 424(b)(8)); or the Company and the Operating Partnership shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) all Issuer Free Writing Prospectuses (to the extent required to be filed pursuant to Rule 433(d) under the Securities Act) and any other material required to be filed by the Company and the Operating Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and neither the Company nor the Operating Partnership shall have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change, increase or decrease specified in the letter or letters referred to in paragraph (g) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus; and

(iii) subsequent to the execution and delivery of this Agreement, (A) no downgrading shall have occurred in the rating accorded to the Securities or any other securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to its rating of, the Securities or any other securities of or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received (i) the opinion of Ballard Spahr LLP, Maryland counsel for the Company, dated as of the Closing Date, the form of which is attached as Exhibit A and (ii) the opinion or opinions of Latham & Watkins LLP, special corporate and tax counsel for the Company, dated as of the Closing Date, the form of which is attached as Exhibit B.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the letter of Sidley Austin LLP, counsel for the Underwriters, dated as of the Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company (i) on behalf of the Company itself and (ii) in the Company’s capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendments or supplements thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (c)(iii) of this Section 5 (which certification may be to the knowledge of such signers), and further to the effect that:

(i) for the period from and after the date of this Agreement through the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Operating Partnership set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date, with the same force and effect as though expressly made on and as of the Closing Date;

(iii) each of the Company and the Operating Partnership has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of such signers, threatened.

(g) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter or letters dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Operating Partnership at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7 or Section 11(i), or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or to comply with any provision hereof, the Company and the Operating Partnership, jointly and severally, agree to reimburse the Representatives and the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of, as applicable, (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company and the Operating Partnership to any Underwriter, except that the Company and the Operating Partnership, jointly and severally, shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Company and the Operating Partnership.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its affiliates, officers, directors, employees, agents and each such controlling person for any and all documented and reasonably incurred expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are incurred by such Underwriter or its affiliates, officers, directors, employees, agents or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) as set forth in Section 8(b) of this Agreement. The Company and the Operating Partnership hereby acknowledge that the only information the Underwriters have furnished to the Company and the Operating Partnership for the uses set forth in the preceding sentence are the statements set forth in the penultimate sentence of Section 8(b). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

(b) Indemnification of the Company, the Operating Partnership and its General Partner. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, the general partner of the Operating Partnership (the “General Partner”), each of the Company’s directors, each of the Company’s officers who signed the Registration Statement on behalf of the Company or the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person for any and all documented and reasonably incurred expenses (including the fees and disbursements of counsel chosen by the Company) as such expenses are incurred by the Company, the Operating Partnership, the General Partner, any such director or officer or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Operating Partnership hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Operating Partnership expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (a) the first and second sentences under the subcaption “Underwriting (Conflicts of Interest)— Discounts” in the Pre-Pricing Prospectus and the Prospectus concerning the public offering price, concession and reallowance, (b) the third sentence under the subcaption “Underwriting (Conflicts of Interest)—New Issue of Notes” in the Pre-Pricing Prospectus and the Prospectus concerning the Underwriters’ intention to make a market in the Securities and (c) the first three sentences under the subcaption “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” in the Pre-Pricing Prospectus

and the Prospectus, but only insofar as concerns the Representatives and the Underwriters, regarding stabilization, overallotments and short positions. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party under this Agreement other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the Company and the Operating Partnership, in the case of Section 8(a) or by the Representatives, in the case of Section 8(b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have provided the indemnifying party with the proposed terms of settlement and shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue statements or omissions or alleged untrue statements or omissions which resulted in such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Operating Partnership to contribute pursuant to this Section 9 are joint and several. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Operating Partnership, each officer of the Company and the Operating Partnership who signed the Registration Statement, the General Partner and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of all of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Operating Partnership for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company and the Operating

Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the payment for, and delivery to the Underwriters of, the Securities on the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Operating Partnership if at any time (i) trading or quotation in any securities issued or guaranteed by the Company or the Operating Partnership shall have been suspended or limited by the Commission or by the New York Stock Exchange; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Except as provided in Section 6 hereof, any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Operating Partnership to any Underwriter or (b) any Underwriter to the Company or the Operating Partnership.

SECTION 12. No Advisory or Fiduciary Responsibility. The Company and the Operating Partnership acknowledge and agree, jointly and severally, that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, and the Company and the Operating Partnership are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership or their respective affiliates, stockholders, creditors, limited or general partners, or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Operating Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Operating Partnership, of its officers and of the General Partner and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, the Operating Partnership, the officers or employees of the Operating Partnership, any person controlling the Operating Partnership, or the General Partner, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Wells Fargo Securities, LLC

550 South Tyron Street, 5th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

with a copy, in the case of any notice pursuant to Section 8(c) hereof, to:

The Director of Litigation

Office of the General Counsel

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, NY 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 834-6081

Attention: High Grade Syndicate Desk

If to the Company:

Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

Facsimile: (310) 481-6540

Attention: Chief Financial Officer

If to the Operating Partnership:

Kilroy Realty, L.P.

c/o Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

Facsimile: (310) 481-6540

Attention: Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signed the Registration Statement, (ii) the Operating Partnership, any person who controls the Operating Partnership within the meaning of the Securities Act or the Exchange Act, any officer of the General Partner who signed the Registration Statement on behalf of the

Operating Partnership and the General Partner, (iii) the Underwriters, the affiliates, officers, directors, employees and agents of the respective Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 16. Partial Unenforceability. To the fullest extent permitted by applicable law, the invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof and, if any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Operating Partnership, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, each preliminary prospectus, each Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Operating Partnership the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
Name:	Tyler H. Rose
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Michelle Ngo
Name:	Michelle Ngo
Title:	Senior Vice President and Treasurer

KILROY REALTY, L.P.

By: Kilroy Realty Corporation, as General Partner

By:	/s/ Tyler H. Rose
Name:	Tyler H. Rose
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Michelle Ngo
Name:	Michelle Ngo
Title:	Senior Vice President and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Teresa Hee
Name:	Teresa Hee
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name:	James Gutow
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/Andrew Karp
Name:	Andrew Karp
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriters	Principal Amount
Wells Fargo Securities, LLC	$80,000,000
Barclays Capital Inc.	80,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	80,000,000
J.P. Morgan Securities LLC	80,000,000
Jefferies LLC	25,000,000
U.S. Bancorp Investments, Inc.	25,000,000
Comerica Securities, Inc.	10,000,000
Mitsubishi UFJ Securities (USA), Inc.	10,000,000
SMBC Nikko Securities America, Inc.	10,000,000

$400,000,000

Sch A-1

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	Free Writing Prospectus dated July 30, 2014.

Sch B-1

SCHEDULE C

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Nos. 333 191524 and 333 191524-01

July 30, 2014

Kilroy Realty, L.P.

$400,000,000

4.25% Senior Notes due 2029

Guaranteed by

Kilroy Realty Corporation

This free writing prospectus relates only to the securities described below and should be read together with Kilroy Realty, L.P.’s and Kilroy Realty Corporation’s preliminary prospectus supplement dated July 30, 2014 (the “preliminary prospectus supplement”) and the accompanying prospectus dated October 2, 2013 and the documents incorporated and deemed to be incorporated by reference therein.

Issuer:	Kilroy Realty, L.P.

Guarantor:	Kilroy Realty Corporation

Security:	4.25% Senior Notes due 2029

Aggregate Principal Amount Offered:	$400,000,000 aggregate principal amount

Maturity Date:	August 15, 2029

Interest Rate:	4.25% per year, accruing from August 6, 2014

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2015

Price to Public:	98.882% of the principal amount, plus accrued interest, if any

Yield to Maturity:	4.352%

Benchmark Treasury:	2.50% due May 15, 2024

Spread to Benchmark Treasury:	180 basis points

Benchmark Treasury Yield:	2.552%

Redemption:	Prior to May 15, 2029, make-whole redemption at the Treasury Rate (as defined) plus 30 basis points plus accrued and unpaid interest. On and after May 15, 2029, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest. See the preliminary prospectus supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption.

Trade Date:	July 30, 2014

Settlement Date:	August 6, 2014 (T+5). See “Underwriting (Conflicts of Interest) – Delayed Settlement” in the preliminary prospectus supplement for information regarding T+5 settlement.

CUSIP:	49427R AK8

ISIN:	US49427RAK86

Sch C-1

Joint Bookrunners:	Wells Fargo Securities, LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC

Senior Co-Managers:	Jefferies LLC U.S. Bancorp Investments, Inc.

Co-Managers:	Comerica Securities, Inc. Mitsubishi UFJ Securities (USA), Inc. SMBC Nikko Securities America, Inc.

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 326-5897 or by email to cmclientsupport@wellsfargo.com; or by calling Barclays Capital Inc. toll-free at (888) 603-5847 or by email to barclaysprospectus@broadridge.com; or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or by email to dg.prospectus_requests@baml.com; or by calling J.P. Morgan Securities LLC collect at (212) 834-4533.

Sch C-2